Exhibit 7
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                    WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

                                  Founded 1888

                               270 Madison Avenue
                               New York, NY 10016
                                  212-545-4600

                                    Facsimile
                                  212-545-4677

                                                                  March 26, 1999

Writer's Direct Dial
(212) 546-4472
kolker@whafh.com

BY FACSIMILE (617 556-1408)

Scott Spelfogel, Esq.
General Counsel
The Krupp Corporation
The Berkshire Group
470 Atlantic Avenue
Boston, MA 02210

                  Re: May 22, 1997 Agreement Between the Krupp
                      Corporation ("Krupp") and Gramercy Park Investments, LP ("Gramercy")

Dear Scott:

I am writing to set forth a supplement to the above-referenced agreement (the "Agreement"). The parties, through their undersigned counsel, hereby agree as follows:

1. Delivery of Lists: The term of paragraph 1 of the Agreement, governing delivery of lists, shall be extended for a period beginning on the date of this Supplemental Agreement and expiring two years from that date. With respect to the list request made by letter from Lawrence P. Kolker to Scott Spelfogel dated March 26, 1999 regarding Krupp Realty Fund III, such list shall be provided within two business days of this date.

2. Berkshire Realty Col, Inc.: Neither Gramercy nor its affiliates shall request an investor list for Berkshire Realty Co., Inc. The request for such a list from Ronald M. Dickerman dated March 18, 1999 is hereby withdrawn.

If the above accurately reflects the parties Agreement, please countersign on the space indicated and return same by telecopy directed to me.

                                        Sincerely,

                                        /s/ Lawrence P. Kolker
                                        ----------------------
                                        Lawrence P. Kolker


                                        /s/ Scott Spelfogel, Esq.
                                        -------------------------
                                        Scott Spelfogel, Esq.